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                                 EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan of WorldQuest Networks, Inc. of our report dated March 1, 2000, with respect to the consolidated financial statements of WorldQuest Networks, Inc. included in its Annual Report (Form 10-
KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


January 25, 2001
Dallas, Texas